  As filed with the Securities and Exchange Commission on December 21, 1995.

                                                 Registration No. 33-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                       MISSISSIPPI CHEMICAL CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                  MISSISSIPPI                      64-0292638
                  -----------                      ----------
            (State or Other Jurisdiction of     (I.R.S. Employer
            Incorporation or Organization)     Identification No.)

                                 P.O. BOX 388
                        YAZOO CITY, MISSISSIPPI  39194
                                (601) 746-4131

      (Address, including Zip Code, and Telephone Number, including Area
              Code, of Registrant's Principal Executive Offices)
                            _______________________

          MISSISSIPPI CHEMICAL CORPORATION 1994 STOCK INCENTIVE PLAN;
            MISSISSIPPI CHEMICAL CORPORATION 1995 STOCK OPTION PLAN
              FOR NONEMPLOYEE DIRECTORS; AND MISSISSIPPI CHEMICAL
                CORPORATION 1995 RESTRICTED STOCK PURCHASE PLAN
                           FOR NONEMPLOYEE DIRECTORS
                             (Full Title of Plans)
                            _______________________

                   ROBERT E. JONES                                                 COPY TO:
         VICE PRESIDENT AND GENERAL COUNSEL                                  ALAN J. BOGDANOW, ESQ.
          MISSISSIPPI CHEMICAL CORPORATION                                   HUGHES & LUCE, L.L.P.
                    P.O. BOX 388                                          1717 MAIN STREET, SUITE 2800
           YAZOO CITY, MISSISSIPPI  39194                                     DALLAS, TEXAS  75201
               (Name, Address, and
                Telephone Number,
               including Area Code, of
                Agent for Service)


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------

TITLE OF EACH CLASS                         AMOUNT     PROPOSED MAXIMUM  PROPOSED MAXIMUM   AMOUNT OF
OF SECURITIES                                TO BE      OFFERING PRICE      AGGREGATE      REGISTRATION
TO BE REGISTERED                          REGISTERED(1)   PER SHARE(2)   OFFERING PRICE(2)     FEE
-------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (including
 Rights to Purchase Preferred Stock(3))
                                            1,800,000            $23.00       $41,400,000       $14,276
-------------------------------------------------------------------------------------------------------

(1) An indeterminate number of additional shares of Common Stock may be issued if the anti-dilution adjustment provisions of the plans become operative.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the Nasdaq National Market on December 18, 1995, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.
(3) Prior to the occurrence of certain events the Preferred Share Purchase Rights will not be traded separately from the Common Stock.

                                       Page 1 of 20 sequentially numbered pages.
                                             The Index to Exhibits is on page 7.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         ------------------------------------------------

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Mississippi Chemical Corporation (the "Registrant") are incorporated by reference in this Registration Statement:

     (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1995, which contains audited financial statements of the Registrant for the Registrant's last completed fiscal year (the "1995 Form 10-K").

     (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the 1995 Form 10-K.

     (c) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, dated June 1, 1994 (File Number 0-20411), including any amendment or report filed for the purpose of updating such description.

     (d) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A, dated August 15, 1994 (File Number 2-7803), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         --------------------------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         ---------------------------------------

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------

     Registrant's Articles of Incorporation contain provisions eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Mississippi Business Corporation Act. Each director will continue to be subject to liability for the amount of financial benefit received by a director to which he or she is not entitled, for any intentional infliction of harm on the Registrant or its shareholders, for improper distributions to shareholders and for intentional violations of criminal law. This provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Registrant has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limits and deductibles) (i) insures officers and directors of the Registrant against loss arising from certain claims made against them by reason of their being such directors or officers, and (ii) insures the Registrant against loss which it may be required or permitted to pay as indemnification due its directors for certain claims.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         ------------------------------------

     Not applicable.

ITEM 8.  EXHIBITS.
         ---------

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-6 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.
         -------------

     (a) The Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yazoo City, State of Mississippi, on December 21, 1995.

                                 MISSISSIPPI CHEMICAL CORPORATION


                                 By:  /s/ Charles O. Dunn
                                      -------------------
                                    Charles O. Dunn
                                    President, Chief Executive Officer
                                    and Director (Principal Executive Officer)


                               POWER OF ATTORNEY

          We, the undersigned officers and directors of Mississippi Chemical Corporation, hereby severally constitute and appoint Charles O. Dunn and Robert
E. Jones, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Mississippi Chemical Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                             Title                      Date
-----------------------------------  ---------------------------------  -----------------

  /s/ Charles O. Dunn                           President,              December 21, 1995
-----------------------------------     Chief Executive Officer and
           Charles O. Dunn                     and Director
                                       (Principal Executive Officer)


  /s/ William F. Hawkins             Senior Vice President-Finance and  December 21, 1995
-----------------------------------           Administration
           William F. Hawkins        (Principal Financial Officer and
                                       Principal Accounting Officer)


  /s/ Coley L. Bailey                         Chairman of the           December 21, 1995
-----------------------------------         Board of Directors
           Coley L. Bailey

  /s/ John Sharp Howie                     Vice Chairman of the         December 21, 1995
-----------------------------------         Board and Director
           John Sharp Howie

  /s/ John W. Anderson                           Director               December 21, 1995
-----------------------------------
           John W. Anderson

  /s/ Frank R. Burnside, Jr.                     Director               December 21, 1995
-----------------------------------
           Frank R. Burnside, Jr.

  /s/ Robert P. Dixon                            Director               December 21, 1995
-----------------------------------
           Robert P. Dixon

  /s/ W. R. Dyess                                Director               December 21, 1995
-----------------------------------
           W. R. Dyess

  /s/ Woods E. Eastland                          Director               December 21, 1995
-----------------------------------
           Woods E. Eastland


                                                 Director               December 21, 1995
-----------------------------------
           G. David Jobe

  /s/ George Penick                              Director               December 21, 1995
-----------------------------------
           George Penick

  /s/ David M. Ratcliffe                         Director               December 21, 1995
-----------------------------------
           David M. Ratcliffe

  /s/ Wayne Thames                               Director               December 21, 1995
-----------------------------------
           Wayne Thames

                               INDEX TO EXHIBITS


                                                                   Sequentially
Exhibit Number                             Exhibit                 Numbered Page
--------------------------------------------------------------------------------

4.1                          Shareholders Rights Plan, filed as
                             Exhibit 1 to the Registrant's
                             Registration Statement on Form 8-A
                             dated August 15, 1994, Commission          ___
                             File No. 2-7803, and incorporated
                             herein by reference

4.2                          Mississippi Chemical Corporation
                             1994 Stock Incentive Plan                    8

4.3                          Mississippi Chemical Corporation
                             1995 Stock Option Plan for                  13
                             Nonemployee Directors

4.4                          Mississippi Chemical Corporation
                             1995 Restricted Stock Purchase Plan         16
                             for Nonemployee Directors

5.1                          Opinion of Hughes & Luce, L.L.P.            19

23.1                         Consent of Hughes & Luce, L.L.P.
                             (Contained in Exhibit 5.1)                 ___

23.2                         Consent of Arthur Andersen LLP              20

24.1                         Power of Attorney (Contained at            ___
                             page II-4)
